Exhibit 10.26

Certain confidential information contained in this  document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

FUTURES SALES AND PURCHASE AGREEMENT

BETWEEN

FuFu Technology Limited (“BitFuFu”)

AND

Sphere 3D (“Purchaser”)

1.	Definitions and Interpretations	1

2.	Sales of Product(s)	3

3.	Prices and Terms of Payment	4

4.	Discount	4

5.	Shipping of Product(s)	5

6.	Customs	7

7.	Warranty	7

8.	Representations and Warranties	8

9.	Indemnification and Limitation of Liability	9

10.	Distribution	10

11.	Intellectual Property Rights	10

12.	Confidentiality and Communications	11

13.	Term of this Agreement	11

14.	Contact Information	12

15.	Compliance with Laws and Regulations	12

16.	Force Majeure	13

17.	Entire Agreement and Amendment	13

18.	Assignment	14

19.	Severability	14

20.	Personal Data	14

21.	Conflict with the Terms and Conditions	14

22.	Governing Law and Dispute Resolution	15

23.	Waiver	15

24.	Counterparts and Electronic Signatures	15

25.	Further Assurance	15

26.	Third Party Rights	15

27.	Liquidated Damages Not Penalty	15

APPENDIX A SALE AND PURCHASE OF 30,000 SUPERCOMPUTING SERVERS		A-1

APPENDIX B SALE AND PURCHASE OF 30,000 SUPERCOMPUTING SERVERS		B-1

i

This futures sale and purchase agreement (this “Agreement”) is made on 30 July 2021 by and between

(1) FuFu Technology Limited (“BitFuFu”) (Company number: 2999288 ), with its registered office at Room 06, 13A/F., South Tower, World Finance Centre, Harbour City, 17 Canton Road, TST, Kln, HongKong,

(2) Sphere 3D Corp. (NASDAQ: ANY) (the “Purchaser”), with its principal place of business at 125 South Market Street San Jose, CA 95113 USA, and

FuFu, and the Purchaser shall hereinafter collectively be referred to as the “Parties “, and individually as a “Party”.

Whereas:

1.	Purchaser fully understands the market risks, the price-setting principles and the market fluctuations relating to the Products sold under this Agreement.

2.	Based on the above consensus, the Purchaser is willing to purchase and BitFuFu is willing to supply cryptocurrency mining hardware and other equipment in accordance with the terms and conditions of this Agreement.

The Parties hereto agree as follows:

1.	Definitions and Interpretations

The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity (whether or not having separate legal personality); and “Control” means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Applicable Law” means any treaty, law, decree, order, regulation, decision, statute, ordinance, rule, directive, code or other document that has legal force under any system of law, including, without limitation, local law, law of any other state or part thereof or international law, and which creates or purports to create any requirement or rule that may affect, restrict, prohibit or expressly allow the terms of this Agreement or any activity contemplated or carried out under this Agreement.

“Bank Account” means the bank account information of BitFuFu provided in Appendix A of this Agreement.

“Force Majeure” means in respect of either Party, any event or occurrence whatsoever beyond the reasonable control of that Party, which delays, prevents or hinders that Party from performing any obligation imposed upon that Party under this Agreement, including to the extent such event or occurrence shall delay, prevent or hinder such Party from performing such obligation, war (declared or undeclared), terrorist activities, acts of sabotage, blockade, fire, lightning, acts of god, national strikes, riots, insurrections, civil commotions, quarantine restrictions, epidemics, earthquakes, landslides, avalanches, floods, hurricanes, explosions and regulatory and administrative or similar action or delays to take actions of any governmental authority.

“Insolvency Event” in the context of the Purchaser means any of the following events:

i)	a receiver, receiver and manager, judicial manager, official manager, trustee, administrator or similar official is appointed, or steps are taken for such appointment, over all or any part of the assets, equipment or undertaking of the Purchaser;

ii)	if the Purchaser stops or suspends payments to its creditors generally, is unable to or admits its inability to pay its debts as they fall due, seeks to enter into any composition or other arrangement with its creditors, is declared or becomes bankrupt or insolvent or enters into liquidation;

iii)	a petition is presented, a proceeding is commenced, an order is made or an effective resolution is passed or any other steps are taken by any person for the liquidation, winding up, insolvency, judicial management, administration, reorganisation, reconstruction, dissolution or bankruptcy of the Purchaser, otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction; or

iv)	if any event, process or circumstance analogous or having a substantially similar effect to any of the above, in any applicable jurisdiction, commences or exists.

“Intellectual Property Rights” means any and all intellectual property rights, including but not limited to those concerning inventions, patents, utility models, registered designs and models, engineering or production materials, drawings, trademarks, service marks, domain names, applications for any of the foregoing (and the rights to apply for any of the foregoing), proprietary or business sensitive information and/or technical know-how, copyright, authorship, whether registered or not, and any neighbor rights.

“Order” means the Purchaser’s request to BitFuFu for certain Product(s) in accordance with this Agreement.

“Product(s)” means the merchandise that BitFuFu will provide to the Purchaser in accordance with this Agreement.

“Total Purchase Price” means the aggregate amount payable by the Purchaser as set out in Appendix A of this Agreement.

“Warranty Period” means the period of time that the Product(s) are covered by the warranty granted by Bitmain or its Affiliates in accordance with Clause 6 of this Agreement.

“Warranty Start Date” means the date on which the Product(s) are delivered to the carrier.

Interpretations:

i)	Words importing the singular include the plural and vice versa where the context so requires.

ii)	The headings in this Agreement are for convenience only and shall not be taken into consideration in the interpretation or construction of this Agreement.

iii)	References to Clauses and Appendix(es) are references to Clauses and Appendix(es) of this Agreement.

iv)	Unless specifically stated otherwise, all references to days shall mean calendar days.

v)	Any reference to a code, law, statute, statutory provision, statutory instrument, order, regulation or other instrument of similar effect shall include any re-enactment or amendment thereof for the time being in force.

2.	Sales of Product(s)

BitFuFu will provide the Product(s) set forth in Appendix A (attached hereto as part of this Agreement) to the Purchaser in accordance with provisions of Clause 2, Clause 3, Clause 4, Clause 5 and Appendix A of this Agreement, and the Purchaser shall make payment in accordance with the terms specified in this Agreement.

2.1.	Both Parties agree that the Product(s) shall be sold in accordance with the following steps:

(i)	The Purchaser shall place Order through methods accepted by BitFuFu, both parties agreed to communicated by emails which show in article 14 about the order/delivery date etc. and such Order shall constitute an irrevocable offer to purchase specific Product(s) from BitFuFu.

(ii)	The Purchaser shall pay the Purchase Price in accordance with Appendix A and B of this Agreement.

(iii)	Upon receipt of the Purchase Price, BitFuFu will provide a payment receipt to the Purchaser.

(iv)	BitFuFu will send a shipping confirmation to the Purchaser after it has delivered the Product(s) to the carrier. The Order shall be deemed fulfilled upon BitFuFu’s issuance of the shipping confirmation on the latest dated batch as defined in Appendix A and B.

2.2.	Both Parties acknowledge and agree that the order receipt confirmation and the payment receipt shall not constitute nor be construed as BitFuFu’s acceptance of the Purchaser’s Order, but mere acknowledgement of the receipt of the Order and the Total Purchase Price.

2.3.	Both Parties acknowledge and agree that in case of product unavailability, BitFuFu shall have the right to cancel the Order after it has issued the order receipt confirmation, the payment receipt or the shipping confirmation without any penalty or liability.

2.4.	The Purchaser acknowledges and confirms that the Order is irrevocable and cannot be cancelled by the Purchaser, and that the Product(s) ordered are neither returnable nor refundable. All sums paid by the Purchaser to BitFuFu shall not be subject to any abatement, set-off, claim, counterclaim, adjustment, reduction, or defense for any reason. Down payment and payment of Total Purchase Price are not refundable, save as otherwise mutually agreed by the Parties.

2.5.	Both Parties acknowledge and agree that in the case of product unavailability, BitFuFu will make reasonable efforts to fulfill the Order within a reasonable timeframe.

3.	Prices and Terms of Payment

3.1	The Total Purchase Price (inclusive of any tax payable) shall be paid in accordance with the payment schedule set forth in Appendix B of this Agreement.

3.2	In the event that the Purchaser fails to fully settle the respective percentage of the Total Purchase Price before the prescribed deadlines and fails to make a written request to BitFuFu no less than 5 business days prior to the prescribed deadline and obtain BitFuFu’s written consent, BitFuFu shall be entitled to terminate this Agreement and the [***] If there are any remaining balance after deducting the liquidated damage, such remaining balance shall be refunded to the Purchase free of any interest. If the Purchaser fails to pay the down payment on a timely basis and Bitmain has arranged production or procurement, BitFuFu shall be entitled to request the Purchaser to be responsible for the loss related to such production or procurement.

3.3	The Parties understand and agree that the applicable prices of the Product(s) are [***].

4.	Discount

4.1.	Discount amount.

4.1.1.	The Products under this Agreement consists of a number of batches and the discount amount of each batch shall be calculated separately.

4.1.2.	BitFuFu may provide different discounts to the Purchaser based on the actual amount of the prepayment and the payment time.

Discount Amount = [***].

[***] = CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

4.1.3.	If the Purchaser fails to make the payments on time, the discount applicable to such batch shall be cancelled.

4.2.	Application of discount amount.

The discount amount shall be applied in terms of the delivery of more rated hashrate, which shall be calculated with reference to the price/T of such batch of Products.

5.	Shipping of Product(s)

5.1.	BitFuFu shall deliver the Products in accordance with the shipping schedule to the first carrier or the carrier designated by the Purchaser.

5.2.	Subject to the limitations stated in Appendix A, the terms of delivery of the Product(s) shall be CIP (carriage and insurance paid to (named place of destination) according to Incoterms 2010) to the place of delivery designated by the Purchaser. Once the Product(s) have been delivered to the carrier, BitFuFu shall have fulfilled its obligation to supply the Product(s) to the Purchaser, and the title and risk of loss or damage to the Product(s) shall pass to the Purchaser.

In the event of any discrepancy between this Agreement and BitFuFu’s cargo insurance policy regarding the insurance coverage, the then effective BitFuFu cargo insurance policy shall prevail, and BitFuFu shall be required to provide the then effective insurance coverage to the Purchaser.

5.3.	If BitFuFu fails to deliver the Products after 30 days after the prescribed deadline, [***]

[***] = CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

5.4.	If BitFuFu postpones the shipping schedule of the Products and the Purchaser does not cancel the Order, [***].

5.5.	There are a number of batches of Products under this Agreement and each batch shall constitute independent legal obligations of and shall be performed separately by the Parties. The delay of a particular batch shall not constitute waiver of the payment obligation of the Purchaser in respect of other batches. The Purchaser shall not be entitled to terminate this Agreement solely on the ground of delay of delivery of a single batch of Products.

5.6.	Logistics costs shall be borne by the Purchaser. BitFuFu may collect payments on behalf of the service providers and issue service invoices.

5.7.	BitFuFu shall not be responsible for any delivery delay caused by the Purchaser or any third party, including but not limited to the carrier, the customs, and the import brokers, nor shall it be liable for damages, whether direct, indirect, incidental, consequential, or otherwise, for any failure, delay or error in delivery of any Product(s) for any reason whatsoever.

5.8.	BitFuFu shall not be responsible and the Purchaser shall be fully and exclusively responsible for any loss of Product(s), personal injury, property damage, other damage or liability caused by the Product(s) or the transportation of the Product(s) either to the Purchaser or any third party, or theft of the Product(s) during transportation from BitFuFu to the Purchaser.

5.9.	BitFuFu has the right to discontinue the sale of the Product(s) and to make changes to its Product(s) at any time, without prior approval from or notice to the Purchaser.

5.10.	If the Product(s) is rejected and/or returned back to BitFuFu because of any reason and regardless of the cause of such delivery failure, the Purchaser shall be solely and exclusively liable for and shall defend, fully indemnify and hold harmless BitFuFu against any and all related expenses, fees, charges and costs incurred, arising out of or incidental to such rejection and/or return (the “Return Expense”). Furthermore, if the Purchaser would like to ask for BitFuFu’s assistance in redelivering such Product(s) or assist in any other manner, and if BitFuFu at its sole discretion decides to provide this assistance, then in addition to the Return Expense, the Purchaser shall also pay BitFuFu an administrative fee in accordance with BitFuFu’s then applicable internal policy.

5.11.	If the Purchaser fails to provide BitFuFu with the delivery place or the delivery place provided by the Purchaser is a false address or does not exist, any related costs occurred (including storage costs, warehousing charge and labor costs) shall be borne by the Purchaser. BitFuFu may issue the Purchaser a notice of self-pick-up and ask the Purchaser to pick up the Products itself. BitFuFu shall be deemed to have completed the delivery obligation under this Agreement after two (2) business days following the issue of the self-pick-up notice. After 30 days of the self-pick-up notice, the Purchaser shall be entitled to deal with the Products in any manner as it deems appropriate.

[***] = CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

6.	Customs

6.1.	BitFuFu shall obtain in due time and maintain throughout the term of this Agreement (if applicable), any and all approvals, permits, authorizations, licenses and clearances for the export of the Product(s) that are required to be obtained by BitFuFu or the carrier under Applicable Laws.

6.2.	The Purchaser shall obtain in due time and maintain throughout the term of this Agreement (if applicable), any and all approvals, permits, authorizations, licenses and clearances required for the import of the Product(s) to the country of delivery as indicated in the Shipping Information, that are required to be obtained by the Purchaser or the carrier under Applicable Laws, and shall be responsible for any and all additional fees, expenses and charges in relation to the import of the Product(s).

7.	Warranty

7.1.	The Warranty Period shall start on the Warranty Start Date and end on the 365th day after the Warranty Start Date. During the Warranty Period, the Purchaser’s sole and exclusive remedy, and BitFuFu’s entire liability, will be to repair or replace, at BitFuFu’s option, the defective part/component of the Product(s) or the defective Product(s) at no charge to the Purchaser.

7.2.	The Parties acknowledge and agree that the warranty provided by Bitmain as stated in the preceding paragraph does not apply to the following:

(i)	normal wear and tear;

(ii)	damage resulting from accident, abuse, misuse, neglect, improper handling or improper installation;

(iii)	damage or loss of the Product(s) caused by undue physical or electrical stress, including but not limited to moisture, corrosive environments, high voltage surges, extreme temperatures, shipping, or abnormal working conditions;

(iv)	damage or loss of the Product(s) caused by acts of nature including, but not limited to, floods, storms, fires, and earthquakes;

(v)	damage caused by operator error, or non-compliance with instructions as set out in accompanying documentation;

(vi)	alterations by persons other than Bitmain, associated partners or authorized service facilities;

(vii)	Product(s), on which the original software has been replaced or modified by persons other than Bitmain, associated partners or authorized service facilities;

(viii)	counterfeit products;

(ix)	damage or loss of data due to interoperability with current and/or future versions of operating system, software and/or hardware;

(x)	damage or loss of data caused by improper usage and behavior which is not recommended and/or permitted in the product documentation;

(xi)	failure of the Product(s) caused by usage of products not supplied by Bitmain; and

(xii)	hash boards or chips are burnt.

In case the warranty is voided, Bitmain may, at its sole discretion, provide repair service to the Purchaser, and the Purchaser shall bear all related expenses and costs.

7.3.	Notwithstanding anything to the contrary herein, the Purchaser acknowledges and agrees that the Product(s) provided by BitFuFu do not guarantee any cryptocurrency mining time and, BitFuFu shall not be liable for any cryptocurrency mining time loss or cryptocurrency mining revenue loss that are caused by downtime of any part/component of the Product(s). BitFuFu does not warrant that the Product(s) will meet the Purchaser’s requirements or the Product(s) will be uninterrupted or error free. Except as provided in Clause 7.1 of this Agreement, BitFuFu makes no warranties to the Purchaser with respect to the Product(s), and no warranties of any kind, whether written, oral, express, implied or statutory, including warranties of merchantability, fitness for a particular purpose or non-infringement or arising from course of dealing or usage in trade shall apply.

7.4.	In the event of any ambiguity or discrepancy between this Clause 6 of this Agreement and Bitmain’s After-sales Service Policy from time to time, it is intended that the After-sales Service Policy shall prevail and the Parties shall comply with and give effect to the After- sales Service Policy.

8.	Representations and Warranties

The Purchaser makes the following representations and warranties to BitFuFu:

8.1.	It has the full power and authority to own its assets and carry on its businesses.

8.2.	The obligations expressed to be assumed by it under this Agreement are legal, valid, binding and enforceable obligations.

8.3.	It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

8.4.	The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(i)	any Applicable Law;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its assets.

8.5.	All authorizations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights under and comply with its obligations under this Agreement;

(ii)	to ensure that those obligations are legal, valid, binding and enforceable; and

(iii)	to make this Agreement admissible in evidence in its jurisdiction of incorporation, have been or will have been by the time, obtained or effected and are, or will be by the appropriate time, in full force and effect.

8.6.	It is not aware of any circumstances which are likely to lead to:

(i)	any authorization obtained or effected not remaining in full force and effect;

(ii)	any authorization not being obtained, renewed or effected when required or desirable; or

(iii)	any authorization being subject to a condition or requirement which it does not reasonably expect to satisfy or the compliance with which has or could reasonably be expected to have a material adverse effect.

8.7.	(a) It is not the target of economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or Singapore (“Sanctions”), including by being listed on the Specially Designated Nationals and Blocked Persons (SDN) List maintained by OFAC or any other Sanctions list maintained by one of the foregoing governmental authorities, directly or indirectly owned or controlled by one or more SDNs or other Persons included on any other Sanctions list, or located, organized or resident in a country or territory that is the target of Sanctions, and (b) the purchase of the Product(s) will not violate any Sanctions or import and export control related laws and regulations.

8.8.	All information supplied by the Purchaser is and shall be true and correct, and the information does not contain and will not contain any statement that is false or misleading.

9.	Indemnification and Limitation of Liability

9.1.	The Purchaser shall, during the term of this Agreement and at any time thereafter, indemnify and save BitFuFu and/or its Affiliates harmless from and against any and all damages, suits, claims, judgments, liabilities, losses, fees, costs or expenses of any kind, including legal fees, whatsoever arising out of or incidental to the Products pursuant to this Agreement.

9.2.	Notwithstanding anything to the contrary herein, BitFuFu and its Affiliates shall under no circumstances, be liable to the Purchaser for any consequential loss, or loss of goodwill, business, anticipated profits, revenue, contract, or business opportunity arising out of or in connection with this Agreement, and the Purchaser hereby waives any claim it may at any time have against BitFuFu and its Affiliates in respect of any such damages. The foregoing limitation of liability shall apply whether in an action at law, including but not limited to contract, strict liability, negligence, willful misconduct or other tortious action, or an action in equity.

9.3.	BitFuFu and its Affiliates’ cumulative aggregate liability pursuant to this Agreement, whether arising from tort, breach of contract or any other cause of action shall be limited to and not exceed the amount of one hundred percent (100%) of the down payment actually received by BitFuFu from the Purchaser for the Product(s).

9.4.	The Product(s) are not designed, manufactured or intended for use in hazardous or critical environments or in activities requiring emergency or fail-safe operation, such as the operation of nuclear facilities, aircraft navigation or communication systems or in any other applications or activities in which failure of the Product(s) may pose the risk of environmental harm or physical injury or death to humans. BitFuFu specifically disclaims any express or implied warranty of fitness for any of the above described application and any such use shall be at the Purchaser’s sole risk.

9.5.	The above limitations and exclusions shall apply (1) notwithstanding failure of essential purpose of any exclusive or limited remedy; and (2) whether or not BitFuFu has been advised of the possibility of such damages. This Clause allocates the risks under this Agreement and BitFuFu’s pricing reflects this allocation of risk and the above limitations.

10.	Distribution

10.1.	This Agreement does not constitute a distributor agreement between BitFuFu and the Purchaser. Therefore, the Purchaser is not an authorized distributor of BitFuFu.

10.2.	The Purchaser shall in no event claim or imply to a third party that it is an authorized distributor of BitFuFu or BitFuFu (Antminer) or any similar terms, or perform any act that will cause it to be construed as an authorized distributor of BitFuFu or BitFuFu (Antminer). As between the Purchaser and BitFuFu, the Purchaser shall be exclusively and fully responsible for complying with the Applicable Laws regarding repackaging the Product(s) for the Purchaser’s redistribution needs, and shall be solely liable for any and all liabilities or costs directly incurred or incidental to such redistribution.

11.	Intellectual Property Rights

11.1.	The Parties agree that the Intellectual Property Rights in any way contained in the Product(s), made, conceived or developed by Bitmain and/or its Affiliates for the Product(s) under this Agreement and/or, achieved, derived from, related to, connected with the provision of the Product(s) by Bitmain and/or acquired by Bitmain from any other person in performance of this Agreement shall be the exclusive property of Bitmain and/or its Affiliates.

11.2.	Notwithstanding anything to the contrary herein, all Intellectual Property Rights in the Product(s) shall remain the exclusive property of Bitmain and/or its licensors. Except for licenses explicitly identified in BitFuFu’s Shipping Confirmation or in this Clause 10.2, no rights or licenses are expressly granted, or implied, whether by estoppel or otherwise, in respect of any Intellectual Property Rights of Bitmain and/or its Affiliates or any Intellectual Property residing in the Product(s) provided by BitFuFu to the Purchaser, including in any documentation or any data furnished by Bitmain. Bitmain grants the Purchaser a non- exclusive, non-transferrable, royalty-free and irrevocable license of Bitmain and/or its Affiliates’ Intellectual Property Rights to solely use the Product(s) delivered by BitFuFu to the Purchaser for their ordinary function, and subject to the Clauses set forth herein. The Purchaser shall in no event violate the Intellectual Property Rights of Bitmain and/or its licensors.

11.3.	If applicable, payment by the Purchaser of non-recurring charges to Bitmain for any special designs, or engineering or production materials required for Bitmain’s performance of Orders for customized Product(s), shall not be construed as payment for the assignment from Bitmain to the Purchaser of title to the design or special materials. Bitmain shall be the sole owner of such special designs, engineering or production materials.

12.	Confidentiality and Communications

12.1.	All information concerning this Agreement and matters pertaining to or derived from the provision of Product(s) pursuant to this Agreement between the Parties, whether in oral or written form, or in the form of drawings, computer programs or other, as well as all data derived therefrom (“Confidential Information”), shall be deemed to be confidential and, as such, may not be divulged to any unauthorized person. The Purchaser undertakes and agrees to take all reasonable and practicable steps to ensure and protect the confidentiality of the Confidential Information which cannot be passed, sold, traded, published or disclosed to any unauthorized person.

13.	Term of this Agreement

13.1.	This Agreement will be effective upon BitFuFu’s issuance of the shipping confirmation to the Purchaser, provided that if there is more than one shipping confirmation, this Agreement will be effective to the Products contained in each shipping confirmation upon BitFuFu’s issuance of the respective shipping confirmation to the Purchaser.

13.2.	This Agreement shall remain effective up to and until the delivery of the last batch of Products.

14.	Contact Information

All communications in relation to this Agreement shall be made to the following contacts:

BitFuFu’s business contact:

Name: Lu Liang

Phone: [***]

Email: l[***]

Purchaser’s business contact: Sphere 3D Name:

Peter Tassiopoulos

Phone: [***]

Email: [***]

15.	Compliance with Laws and Regulations

15.1.	The Purchaser undertakes that it will fully comply with all Applicable Laws in relation to export and import control and Sanctions and shall not take any action that would cause BitFuFu or any of its Affiliates to be in violation of any export and import control laws or Sanctions. The Purchaser shall also be fully and exclusively liable for and shall defend, fully indemnify and hold harmless BitFuFu and/or its Affiliates from and against any and all claims, demands, actions, costs or proceedings brought or instituted against BitFuFu and/or its Affiliates arising out of or in connection with any breach by the Purchaser or the carrier of any Applicable Laws in relation to export and import control or Sanction.

15.2.	The Purchaser acknowledges and agrees that the Product(s) in this Agreement are subject to the export control laws and regulations of all related countries, including but not limited to the Export Administration Regulations (“EAR”) of the United States. Without limiting the foregoing, the Purchaser shall not, without receiving the proper licenses or license exceptions from all related governmental authorities, including but not limited to the U.S. Bureau of Industry and Security, distribute, re-distribute, export, re-export, or transfer any Product(s) subject to this Agreement either directly or indirectly, to any national of any country identified in Country Groups D:1 or E:1 as defined in the EARs. In addition, the Product(s) under this Agreement may not be exported, re-exported, or transferred to (a) any person or entity listed on the “Entity List”, “Denied Persons List” or the SDN List as such lists are maintained by the U.S. Government, or (b) an end-user engaged in activities related to weapons of mass destruction. Such activities include but are not necessarily limited to activities related to: (1) the design, development, production, or use of nuclear materials, nuclear facilities, or nuclear weapons; (2) the design, development, production, or use of missiles or support of missiles projects; and (3) the design, development, production, or use of chemical or biological weapons. The Purchaser further agrees that it will not do any of the foregoing in violation of any restriction, law, or regulation of the European Union or an individual EU member state that imposes on an exporter a burden equivalent to or greater than that imposed by the U.S. Bureau of Industry and Security.

[***] = CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

15.3.	The Purchaser undertakes that it will not take any action under this Agreement or use the Product(s) in a way that will be a breach of any anti-money laundering laws, any anti- corruption laws, and/or any counter-terrorist financing laws.

15.4.	The Purchaser warrants that the Product(s) have been purchased with funds that are from legitimate sources and such funds do not constitute proceeds of criminal conduct, or realizable property, or proceeds of terrorism financing or property of terrorist, within the meaning given in the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act (Chapter 65A) and the Terrorism (Suppression of Financing) Act (Chapter 325), respectively. The Purchaser understands that if any Person resident in Singapore knows or suspects or has reasonable grounds for knowing or suspecting that another Person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the Person will be required to report such knowledge or suspicion to the Suspicious Transaction Reporting Office, Commercial Affairs Department of the Singapore Police Force. The Purchaser acknowledges that such a report shall not be treated as breach of confidence or violation of any restriction upon the disclosure of information imposed by any Applicable Law, contractually or otherwise.

16.	Force Majeure

16.1.	To the extent that a Party is fully or partially delayed, prevented or hindered by an event of Force Majeure from performing any obligation under this Agreement (other than an obligation to make payment), subject to the exercise of reasonable diligence by the affected Party, the failure to perform shall be excused by the occurrence of such event of Force Majeure. A Party claiming that its performance is excused by an event of Force Majeure shall, promptly after the occurrence of such event of Force Majeure, notify the other Party of the nature, date of inception and expected duration of such event of Force Majeure and the extent to which the Party expects that the event will delay, prevent or hinder the Party from performing its obligations under this Agreement. The notifying Party shall thereafter use its best effort to eliminate such event of Force Majeure and mitigate its effects.

16.2.	The affected Party shall use reasonable diligence to remove the event of Force Majeure, and shall keep the other Party informed of all significant developments.

16.3.	Except in the case of an event of Force Majeure, neither party may terminate this Agreement prior to its expiry date.

17.	Entire Agreement and Amendment

This Agreement, constitutes the entire agreement of the Parties hereto and can only be amended with the written consent of both Parties or otherwise as mutually agreed by both Parties.

18.	Assignment

18.1.	BitFuFu may freely assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part to its Affiliates or to any third party. The Purchaser may not assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part without BitFuFu’s prior written consent.

18.2.	This Agreement shall be binding upon and enure to the benefit of each Party to this Agreement and its successors in title and permitted assigns.

19.	Severability

To the extent possible, if any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part by a court, the provision shall apply with whatever deletion or modification is necessary so that such provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties. The remaining provisions of this Agreement shall not be affected and shall remain in full force and effect.

20.	Personal Data

Depending on the nature of the Purchaser’s interaction with BitFuFu, some examples of personal data which BitFuFu may collect from the Purchaser include the Purchaser’s name and identification information, contact information such as the Purchaser’s address, email address and telephone number, nationality, gender, date of birth, and financial information such as credit card numbers, debit card numbers and bank account information.

BitFuFu generally does not collect the Purchaser’s personal data unless (a) it is provided to BitFuFu voluntarily by the Purchaser directly or via a third party who has been duly authorized by the Purchaser to disclose the Purchaser’s personal data to BitFuFu (the Purchaser’s “authorized representative”) after (i) the Purchaser (or the Purchaser’s authorized representative) has been notified of the purposes for which the data is collected, and (ii) the Purchaser (or the Purchaser’s authorized representative) has provided written consent to the collection and usage of the Purchaser’s personal data for those purposes, or (b) collection and use of personal data without consent is permitted or required by related laws. BitFuFu shall seek the Purchaser’s consent before collecting any additional personal data and before using the Purchaser’s personal data for a purpose which has not been notified to the Purchaser (except where permitted or authorized by law).

21.	Conflict with the Terms and Conditions

In the event of any ambiguity or discrepancy between the Clauses of this Agreement and the Terms and Conditions from time to time, it is intended that the Clauses of this Agreement shall prevail and the Parties shall comply with and give effect to this Agreement.

22.	Governing Law and Dispute Resolution

22.1.	This Agreement shall be solely governed by and construed in accordance with the laws of Hong Kong.

22.2.	Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or relating to this Agreement shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Center under the UNCITRAL Arbitration Rules in force when the notice of arbitration is submitted. The decision and awards of the arbitration shall be final and binding upon the parties hereto.

23.	Waiver

Failure by either Party to enforce at any time any provision of this Agreement, or to exercise any election of options provided herein shall not constitute a waiver of such provision or option, nor affect the validity of this Agreement or any part hereof, or the right of the waiving Party to thereafter enforce each and every such provision or option.

24.	Counterparts and Electronic Signatures

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will be deemed to constitute one and the same agreement. The facsimile, email or other electronically delivered signatures of the Parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

25.	Further Assurance

Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give all Parties the full benefit of this Agreement.

26.	Third Party Rights

A person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Agreement.

27.	Liquidated Damages Not Penalty

It is expressly agreed that any liquidated damages payable under this Agreement do not constitute a penalty and that the Parties, having negotiated in good faith for such specific liquidated damages and having agreed that the amount of such liquidated damages is reasonable in light of the anticipated harm caused by the breach related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy, are estopped from contesting the validity or enforceability of such liquidated damages.

(The rest part of the page is intentionally left in blank)

Signed for and on behalf of Bitfufu

FuFu Technology Limited

Signature	/s/ Lu Liang
Title	Director

Signed for and on behalf of the Purchaser

Sphere 3D Corp

Signature	/s/ Peter Tassiopoulos
Title	CEO

APPENDIX A

1. Products:

1.1.	The information (including but not limited to the quantity, rated hashrate, unit price (“Unit Price”), total price for one item (“Total Price (One Item)”), total price for all the items (“Total Purchase Price”) of Products to be purchased by Party B from Party A is as follows (“Products”):

1.1.1 Product Type

Type	Details
Product Name	HASH Super Computing Server，S19j
Rated hashrate / unit	[***]
Rated power / unit	[***]
J/T@25℃ environment temperature	[***]
[***]

Description

[***] = CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.1.1.1 Price, quantity and delivery:

Batch	Product Name	Shipping Schedule	Reference Quantity	Total Rated Hashrate (T)	Price (US$/T)	Unit Price (US$)	Total Price (US$)
1		November 2021	2,500	[***]	[***]	[***]	[***]
2		December 2021	2,500	[***]	[***]	[***]	[***]
3		January 2022	2,500	[***]	[***]	[***]	[***]
4		February 2022	2,500	[***]	[***]	[***]	[***]
5		March 2022	2,500	[***]	[***]	[***]	[***]
6		April 2022	2,500	[***]	[***]	[***]	[***]
7	HASH Super Computing Server	May 2022	2,500	[***]	[***]	[***]	[***]
8		June 2022	2,500	[***]	[***]	[***]	[***]
9		July 2022	2,500	[***]	[***]	[***]	[***]
10		August 2022	2,500	[***]	[***]	[***]	[***]
11		September 2022	2,500	[***]	[***]	[***]	[***]
12		October 2022	2,500	225,000	[***]	[***]	[***]

[***] = CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.1.2 Product Type

Type	Details
Product Name	HASH Super Computing Server，S19j pro
Rated hashrate / unit	[***]
Rated power / unit	[***]
J/T@25℃ environment temperature	[***]
[***].

Description

1.1.2.1 Price, quantity and delivery:

Batch	Product Name	Shipping Schedule	Reference Quantity	Total Rated Hashrate (T)	Price (US$/T)	Unit Price (US$)	Total Price (US$)
1		January 2022	5,000	[***]	[***]	[***]	[***]
2		February 2022	5,000	[***]	[***]	[***]	[***]
3		March 2022	5,000	[***]	[***]	[***]	[***]
4	HASH Super Computing Server	April 2022	5,000	[***]	[***]	[***]	[***]
5		May 2022	5,000	[***]	[***]	[***]	[***]
6		June 2022	5,000	[***]	[***]	[***]	[***]

1.1.3 Total price of the Products listed above:

Total Purchase Price [***]

Tax: [***]

Total contract price (tax inclusive): [***]

1.2.	Both Parties confirm and agree that BitFuFu may adjust the total quantity based on the total hashrate provided that the total hashrate of the Product(s) actually delivered by BitFuFu to the Purchaser shall not be less than the total rated hashrate agreed in Article 1.1 of this Appendix A. BitFuFu makes no representation that the quantity of the actually delivered Products shall be the same as the quantity set forth in Article 1.1. of this Appendix A.

1.3.	In the event that BitFuFu publishes any new type of products with less J/T value and suspends the production of the type of the Products as agreed in this Agreement, BitFuFu shall be entitled to release itself from any future obligation to deliver any subsequent Products by 10-day prior notice to the Purchaser and continue to deliver new types of Products, the total rated hashrate of which shall be no less than such subsequent Products cancelled under this Agreement and the price of which shall be adjusted in accordance with the J/T value. [***].

2.	Cargo insurance coverage limitations:

The cargo insurance coverage provided by BitFuFu is subject to the following limitations and exceptions:

Exclusions:

-	loss damage or expense attributable to willful misconduct of the Assured

-	ordinary leakage, ordinary loss in weight or volume, or ordinary wear and tear of the subject-matter insured

-	loss damage or expense caused by insufficiency or unsuitability of packing or preparation of the subject-matter insured (for the purpose of this Clause, “packing” shall be deemed to include stowage in a container or liftvan but only when such stowage is carried out prior to attachment of this insurance or by the Assured or their servants)

[***] = CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

-	loss damage or expense caused by inherent vice or nature of the subject-matter insured

-	loss damage or expense proximately caused by delay, even though the delay be caused by a risk insured against (except expenses payable)

-	loss damage or expense arising from insolvency or financial default of the owners managers charterers or operators of the vessel

-	loss, damage, or expense arising from the use of any weapon of war employing atomic or nuclear fission, and/or fusion or other like reaction or radioactive force or matter.

-	Loss, damage or expense arising from unseaworthiness of vessel or craft, unfitness of vessel craft conveyance container or liftvan for the safe carriage of the subject- matter insured, where the Assured or their servants are privy to such unseaworthiness or unfitness, at the time the subject-matter insured is loaded therein.

-	The Underwriters waive any breach of the implied warranties of seaworthiness of the ship and fitness of the ship to carry the subject-matter insured to destination, unless the Assured or their servants are privy to such unseaworthiness or unfitness.

-	Loss, damage or expense caused by (1) war, civil war, revolution, rebellion, insurrection, or civil strife arising therefrom, or any hostile act by or against a belligerent power, (2) capture, seizure, arrest, restraint or detainment (piracy excepted), and the consequences thereof or any attempt threat, (3) derelict mines, torpedoes, bombs, or other derelict weapons of war.

-	Loss, damage, or expense caused by strikers, locked-out workmen, or persons taking part in labor disturbances, riots or civil commotion, resulting from strikes, lock-outs, labor disturbances, riots or civil commotions, caused by any terrorist or any person acting from a political motive.

3.	BitFuFu’s BANK ACCOUNT info: [***]

4.	The payment shall be arranged by the Purchaser as Appendix B.

5.	Without prejudice to the above, the unit price and the Total Purchase Price of the Product(s) and any amount paid by the Purchaser shall be all denominated in USD.

[***] = CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

APPENDIX B

1. S19j

Payment Percentage	Payment Date	Note	Example (Assuming this Agreement is signed on July 30.)
[***]	[***]	[***]	[***].
[***]	[***]	[***]	[***].
[***]	[***]	[***]	[***]

2. S19j pro

Payment Percentage	Payment Date	Note	Example (Assuming this Agreement is signed on July 30.)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***].
[***]	[***]	[***]	[***].

[***] = CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

B-1